                                                                    Exhibit 99.1

                            Joint Filer Information

Form 4

Designated Filer    :                Cleantech Europe II (A) L.P.

Other Joint Filers:                  Cleantech Europe II (B) L.P., Cleantech II
                                     General Partner L.P., Cleantech II General
                                     Partner Limited, Zouk Capital LLP, Zouk
                                     Holdings Limited and Zouk Ventures Ltd.

Addresses:                           The principal business address of each of the
                                     joint filers listed above except for ZHL
                                     and Cleantech GP LP is 100 Brompton Road,
                                     London, SW3 1ER, United Kingdom. The principal
                                     business address of ZHL is c/o State Street
                                     Global Services, 22 Grenville Street, St Helier,
                                     Jersey JE4 8PX, Channel Islands. The principal
                                     business address of Cleantech GP LP is 50
                                     Lothian Road, Festival Square, Edinburgh,
                                     EH3 9WJ, United Kingdom.

Date of Event Requiring Statement:   9/11/2013

Issuer Name and Ticker or
Trading Symbol                       Lighting Science Group Corporation [LSCG]
Date                                 9/11/2013